Exhibit 99.5

         INSTRUCTIONS BY BENEFICIAL OWNERS TO BROKERS OR OTHER NOMINEES
                      (ACCOMPANYING LETTER FROM BROKERS OR
                      OTHER NOMINEES TO BENEFICIAL OWNERS)

     The undersigned acknowledge(s) receipt of your letter and the enclosed materials referred to therein relating to the offering of units consisting of shares of common stock of Jacksonville Bancorp, Inc. (the "Company") and warrants to purchase additional shares of common stock.

     This will instruct you whether to exercise rights to purchase the units distributed with respect to the Company's common stock held by you for the account of the undersigned, under the terms and conditions set forth in the Prospectus and the related "Instructions for Use of Jacksonville Bancorp, Inc. Subscription Certificate."


         Box 1.   [_]   Please  exercise  subscription  rights for  units as set
                        forth below:


                                           Number of Units                    Price                    Payment
Basic Subscription Right*            ______________________       X     $_______________       =    $____________
Oversubscription Privilege           ______________________       X     $_______________       =    $____________

TOTAL PAYMENT REQUIRED = $_________  (SUM OF LINES ABOVE; MUST EQUAL TOTAL OF AMOUNTS IN BOXES 2 AND 3 BELOW)



   *   YOU MAY PURCHASE ONE (1) UNIT FOR EACH WHOLE RIGHT (5 SHARES) YOU HOLD.

         Box 2.   [_]   Payment in the following amount is enclosed:  $ ________


         Box 3.   [_]   Please  deduct   payment   from  the  following  account
                        maintained by you as follows:

         Type of Account: ________________________________________


         Account No.: ____________________________________________


         Amount to be deducted:  $________________________________

         Box 4.   [_]   Please do not exercise subscription rights for units

         Date: _________________________________________________________________


         Signature(s) __________________________________________________________


                                         Please type or print name(s) below

                                         _______________________________________

                                         _______________________________________






Date:  ________________________